UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): September 24, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2012, Barak Bar-Cohen notified the Company that he will resign as a director of the Company effective upon completion of mutually acceptable documents governing Mr. Bar-Cohen’s severance arrangements with the Company related to his service as the Company’s Interim Chief Executive Officer. Mr. Bar-Cohen has indicated that this agreement to resign did not result from any disagreement with the Company relating to the Company’s operations, policies or practices.

The Company has agreed to pay Mr. Bar-Cohen his base salary for the next twelve months as required by Mr. Bar-Cohen’s employment agreement. This amount will be paid through normal semimonthly payroll payments with a balloon payment for the balance on February 1, 2013. Mr. Bar-Cohen’s post-employment benefits and the treatment of his equity awards will be as provided in the Company’s agreements with Mr. Bar-Cohen. The Company has agreed to reimburse Mr. Bar-Cohen for his reasonable legal fees actually incurred, up to a specified maximum amount, in connection with his resignation and negotiation of his severance agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: September 28, 2012	By:	/s/ K. Peter Heiland
K. Peter Heiland
Chief Executive Officer